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                                                                   EXHIBIT 23.04


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement of Quintiles Transnational Corp. ("Quintiles") on Form S-3 (File No. 333-65743) of our report dated August 14, 1998, except for Note 21, as to which the date is September 2, 1998, on our audits of the consolidated financial statements of Pharmaceutical Marketing Services Inc. and Subsidiaries as of June 30, 1998 and 1997 and for the years ended June 30, 1998, 1997 and 1996, which report is included in Quintiles Current Report on Form 8-K/A, as filed February 17, 1999.



                                          /s/ PricewaterhouseCoopers LLP


Stamford, Connecticut
February 17, 1999